                                                                    EXHIBIT 99.1

                     (HERITAGE PROPANE PARTNERS, L.P. LOGO)

                                  PRESS RELEASE

                    HERITAGE PROPANE PARTNERS, L.P. ANNOUNCES
                           CONFERENCE CALL TO DISCUSS
                     THE ENERGY TRANSFER COMPANY TRANSACTION



TULSA, OKLAHOMA - DECEMBER 15, 2003 - Heritage Propane Partners, L.P. (NYSE:HPG) announced that it will be hosting a conference call to discuss the previously announced transaction to combine its retail propane operations with the natural gas midstream operations of Energy Transfer Company. The transaction is expected to close during the second quarter of fiscal 2004 ending February 29, 2004 and will be funded with new debt facilities and the issuance by the Partnership of a combination of Common, Class D, and Special Units. The transaction is subject to customary closing conditions, including obtaining requisite financing.

The Partnership has scheduled a conference call for 10:30am Central Standard Time, Wednesday, December 17, 2003, to discuss the Energy Transfer transaction. The dial-in number is 888-428-4470; participant code Heritage Propane. A supporting slide presentation to be discussed during the scheduled conference call can be found with this press release on the Partnership's website at www.heritagepropane.com.

Heritage is the fourth largest retail marketer of propane in the United States, serving more than 650,000 customers from nearly 300 customer service locations in 29 states. Operations extend from coast to coast, with concentrations in the western, upper midwestern, northeastern, and southeastern regions of the United States.

This press release may include certain statements concerning expectations for the future that are forward-looking statements. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management's control. An extensive list of factors that can affect future results are discussed in the Partnership's Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

For information, please contact Michael L. Greenwood, Vice President and Chief Financial Officer, at 918-492-7272.